UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2025

Siebert Financial Corp.

(Exact name of registrant as specified in its charter)

New York	0-5703	11-1796714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

653 Collins Avenue, Miami Beach, FL	33139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 385-1861

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value	SIEB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On June 27, 2025, Siebert Financial Corp. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Muriel Siebert & Co., LLC (“MSCO”), and Ladenburg Thalmann & Co. Inc (“Ladenburg” and together with MSCO, the “Agents”), pursuant to which the Company may offer and sell, from time to time through or to the Agents, as sales agent or principal, shares of the Company’s common stock, par value $0.01 per share (the “Shares”), having an aggregate offering price of up to $50,000,000 (the “Offering”). Ladenburg is acting as the “qualified independent underwriter,” within the meaning of Financial Industry Regulatory Authority Rule 5121, in connection with the Offering and will be paid a fee in addition to any compensation received by the Agents. MSCO is a wholly-owned subsidiary of the Company.

The offer and sale of the Shares will be made pursuant to a shelf registration statement on Form S-3 (File No. 333-287680) and the related base prospectus filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 30, 2025, and declared effective by the SEC on June 9, 2025 (the “Registration Statement”), as supplemented by a prospectus supplement (the “Prospectus Supplement”) dated June 27, 2025 and filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

Under the Sales Agreement, the Agents may sell the Shares by any method permitted by law and deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. The Company may instruct the Agents not to sell the Shares if the sales cannot be effected at or above the price designated by the Company from time to time.

The Company is not obligated to make any sales of the Shares under the Sales Agreement. The Company or the Agents may suspend or terminate the Offering upon notice to the other party and subject to other conditions.

The Company will pay the Agents a commission rate equal to 3.0% of the aggregate gross proceeds from each sale of Shares and has agreed to provide the Agents with customary indemnification and contribution rights. The Company will also reimburse the Agents for certain specified expenses in connection with entering into the Sales Agreement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.50 to this Current Report on Form 8-K and is incorporated herein by reference.

Mitchell Silberberg & Knupp LLP, counsel to the Company, has issued a legal opinion relating to the Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The Shares will be sold pursuant to the Registration Statement, and offerings of the Shares will be made only by means of the Prospectus Supplement and any accompanying prospectus. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
5.1	Opinion of Mitchell Silberberg & Knupp LLP.
10.50	Sales Agreement, dated June 27, 2025, by and between Siebert Financial Corp., Muriel Siebert & Co., LLC and Ladenburg Thalmann & Co. Inc.
23.1	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2025	SIEBERT FINANCIAL CORP.

	By	/s/ Andrew H. Reich
Andrew H. Reich Executive Vice President, Chief Operating Officer, Chief Financial Officer, and Secretary (Principal financial and accounting officer)

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